                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      February 25, 1998
                                                 ----------------------


                          PREMIER LASER SYSTEMS, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                California                      0-25242           33-0472684
 ----------------------------------------     ------------   -------------------
       (State or other jurisdiction           (Commission      (IRS Employer
             of incorporation)                File Number)   Identification No.)


            3 Morgan, Irvine, California                      92660
--------------------------------------------------------------------------------
      (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code         (714) 859-0656
                                                   -----------------------------


                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

       On February 25, 1998, Premier Laser Systems, Inc., a California corporation ("Premier") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Ophthalmic Imaging Systems, a California corporation ("Ophthalmic" or "OISI"), wherein, among other things Premier agreed to make an offer to all Ophthalmic shareholders with a view to acquiring Ophthalmic and Ophthalmic agreed to recommend Premier's offer and not to solicit any acquisition proposals competing with Premier's proposal. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

       Under the Stock Purchase Agreement, Premier is committed to offering each Ophthalmic shareholder, in exchange for each Ophthalmic share, $1.75 per share in cash, $0.25 in value (measured by a formula in the Stock Purchase Agreement) of Premier Class A Common Stock, one Class C Warrant and one Class D Warrant (collectively, the "Warrants"), each exercisable for fractional shares of Premier Class A Common Stock having a value (at the measurement dates) of $0.25, but with the exercisability of such Warrants dependent on the achievement of certain sales targets for Ophthalmic products. Premier, with the assistance of its investment and financial advisor, valued the combination of the cash and securities at $2.18 per Ophthalmic share (the "Offer Value"). A fuller description of these targets and the terms of the Warrants is contained in each of Exhibits 99.2 and 99.3.

       Simultaneously with signing the Stock Purchase Agreement, Premier entered into individual purchase agreements ("Private Purchase Agreement" or "Private Purchase Agreements") with Mark S. Blumenkranz, M.D. and Recia Blumenkranz, M.D. (collectively, the "Blumenkranzes"); Stanley Chang, M.D. ("Chang") and JB
Oxford & Company ("JBO") providing for these parties to sell to Premier 421,052, 50,000 and 259,308 shares, respectively, of Ophthalmic common stock. Additionally, JBO sold to Premier, pursuant to the terms of its Private Purchase Agreement, warrants (the "JBO Warrants") to purchase 250,000 shares of Ophthalmic common stock. Premier exercised the JBO Warrants on February 26,
1998.   The above sales and the exercise of the JBO Warrants have resulted in
Premier's owning 2,131,758 shares, or approximately 51.3% of the Ophthalmic shares as of February 26, 1998. The sales, which occurred on February 26, 1998, together with the exercise of the JBO Warrants, resulted in an aggregate consideration of $2,137,184.80, using the Offer Value. The Private Purchase Agreement with the Blumenkranzes (Mark Blumenkranz being an Ophthalmic director) provides for rescission if Premier fails to make, or withdraws, the offer to all stockholders provided for in the Stock Purchase Agreement. The Private Purchase Agreement with the Blumenkranzes and JBO provide for a purchase price adjustment that will make the purchase consideration received thereunder equal to the purchase consideration paid to Ophthalmic shareholders pursuant to the offer. The Warrant Certificate representing the JBO Warrants, the Underlying Warrant Agreement between JBO and Ophthalmic, and Ophthalmic's Consent to Transfer the JBO Warrants are attached hereto as Exhibits 99.15, 99.17, and 99.16, respectively.

       To permit the offer contemplated by the Stock Purchase Agreement and the sales of Ophthalmic shares to Premier accomplished by the Private Purchase Agreements, Ophthalmic's board of directors, after considering the terms of the Stock Purchase Agreement and an opinion as to the fairness of Premier's offer to Ophthalmic's shareholders (other than Premier and its affiliates), rendered by Ophthalmic's independent financial advisors, modified Ophthalmic's previously adopted rights plan.

       The Private Purchase Agreements with the Blumenkranzes, Chang and JBO are attached as Exhibits 99.4, 99.8 and 99.12 and are incorporated herein by reference. Each of the Private Purchase Agreements involved the granting of warrants and these documents are filed as Exhibits 99.5, 99.6, 99.9, 99.10, 99.13 and
99.14. Registration rights were granted pursuant to Registration Rights Agreements with the Blumenkranzes, Chang and JBO and these documents are filed as Exhibits 99.7, 99.11, and 99.18.

       Premier intends to commence an offer for all Ophthalmic shares it does not own as soon as practicable and to accept all shares validly tendered in response to such offer as soon as possible after a registration statement being filed with respect to the non-cash consideration becomes effective. Such offer will be made only by a Prospectus/Offer to Exchange conforming to the Securities Act of 1933 and any applicable state securities laws, and to the Securities Exchange Act of 1934.

       Prior to acquiring the Ophthalmic shares pursuant to the Private Purchase Agreements and exercise of the JBO Warrants, Premier had acquired 1,151,398 Ophthalmic shares for cash in various open market transactions over the past twelve months.

       Premier's existing cash and other working capital were sufficient to provide the funds required in connection with the acquisition of the Ophthalmic shares pursuant the open market transactions and the Private Purchase Agreements, and are sufficient to provide the funds required in connection with the acquisition of the additional Ophthalmic shares pursuant to the offer contemplated under the Stock Purchase Agreement without any borrowings.

       Ophthalmic is engaged in the business of designing, developing, manufacturing and marketing digital imaging systems and image enhancement software for use by practitioners in the ocular health field.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A.   Financial Statements of Ophthalmic.
     ----------------------------------

     Financial Statements of Ophthalmic prepared in accordance with Regulation S-X consisting of the Balance Sheet as of August 31, 1997 and 1996 and Statements of Operations for the years ended August 31, 1997, 1996 and 1995, Statements of Stockholders' Equity for the years ended August 31, 1997, 1996 and 1995, and Statements of Cash Flows for the years ended August 31, 1997, 1996 and 1995, together with the Reports of Independent Auditors filed with this report are listed on the Index to Financial Statements on Page F-1 of this report.

     The unaudited financial statements of Ophthalmic prepared in accordance with Regulation S-X consisting of the Condensed Balance Sheet as of November 30, 1997, Condensed Statements of Operations for the three months ended November 30, 1997 and 1996, and Condensed Statements of Cash Flows for the three months ended November 30, 1997 and 1996 filed with this report are listed in the Index to Financial Statements on page F-1 of this report.

B.   Pro Forma Financial Information.
     -------------------------------

     The pro forma combined financial statements for the combined companies required to be filed pursuant to this item are listed in the Index to Financial Statements on page F-1 of this report.

C.   Exhibits.
     --------

    Exhibit No.     Description
    -----------     -----------
    Exhibit 99.1    Stock Purchase Agreement dated February 25, 1998 between
                    Premier and Ophthalmic.

    Exhibit 99.2    Form of Class C Warrant.

    Exhibit 99.3    Form of Class D Warrant.

    Exhibit 99.4 Purchase Agreement dated February 25, 1998 between Premier and Mark S. Blumenkranz, M.D. and Recia Blumenkranz, M.D.

    Exhibit 99.5    Class C Warrant dated February 25, 1998 issued by Premier to
                    Mark S. Blumenkranz, M.D. and Recia Blumenkranz, M.D.

    Exhibit 99.6    Class D Warrant dated February 25, 1998 issued by Premier to
                    Mark S. Blumenkranz, M.D. and Recia Blumenkranz, M.D.

    Exhibit 99.7 Registration Rights Agreement dated February 25, 1998 between Premier and Mark S. Blumenkranz, M.D. and Recia
                    Blumenkranz, M.D.

    Exhibit 99.8 Purchase Agreement dated February 25, 1998 between Premier and Stanley Chang, M.D.

    Exhibit 99.9 Class C Warrant dated February 25, 1998 issued by Premier to Stanley Chang, M.D.

    Exhibit 99.10 Class D Warrant dated February 25, 1998 issued by Premier to Stanley Chang, M.D.

    Exhibit 99.11 Registration Rights Agreement dated February 25, 1998 between Premier and Stanley Chang, M.D.

    Exhibit 99.12 Purchase Agreement dated February 25, 1998 between Premier and JB Oxford & Company.

    Exhibit 99.13 Class C Warrant dated February 25, 1998 issued by Premier to JB Oxford & Company.

    Exhibit 99.14 Class D Warrant dated February 25, 1998 issued by Premier to JB Oxford & Company.

    Exhibit 99.15 Series C Warrant Certificate dated November 21, 1995 issued by Ophthalmic to JB Oxford & Company.

    Exhibit 99.16 Consent to Transfer of Warrant dated February 25, 1998 between Ophthalmic and Premier.

    Exhibit 99.17 Warrant Agreement dated November 21, 1995 between Ophthalmic and JB Oxford & Company.

    Exhibit 99.18 Registration Rights Agreement dated February 25, 1998 between Premier and JB Oxford & Company.

    Exhibit 99.19   Premier press release dated February 26, 1998.

    Exhibit 99.20   Premier press release dated February 27, 1998.

    Exhibit 99.21 Consent of Ernst & Young LLP, Independents Auditors to Ophthalmic.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PREMIER LASER SYSTEMS, INC.



Date: March 9, 1998               By: /s/ Michael L. Hiebert
                                      ------------------------------
                                      Michael L. Hiebert
                                      Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

                         TO CURRENT REPORT ON FORM 8-K

                                                                           Page
                                                                           ----
(a)  Financial Statements of Business Acquired
     -----------------------------------------

     Report of Ernst & Young LLP, Independent Auditors..................   F-2

     Audited Balance Sheet as of August 31, 1997........................   F-3

     Audited Statements of Operations for the years ended August 31,
       1997 and 1996....................................................   F-4

     Audited Statements of Stockholders' Equity for the years ended
       August 31, 1997 and 1996.........................................   F-5

     Audited Statements of Cash Flows for the years ended August 31,
       1997 and 1996....................................................   F-6

     Notes to Audited Financial Statements for the years ended August
       31, 1997 and 1996................................................   F-7

     Report of Ernst & Young LLP, Independent Auditors..................   F-21

     Audited Balance Sheet as of August 31, 1996........................   F-22

     Audited Statements of Operations for the years ended August 31,
       1996 and 1995....................................................   F-23

     Audited Statements of Stockholders' Equity for the years ended
       August 31, 1996 and 1995.........................................   F-24

     Audited Statements of Cash Flows for the years ended August 31,
       1996 and 1995....................................................   F-25

     Notes to Audited Financial Statements for the years ended August
       31, 1996 and 1995................................................   F-26

     Unaudited Condensed Balance Sheet as of November 30, 1997..........   F-37

     Unaudited Condensed Statements of Operations for the three months
       ended November 30, 1997 and 1996.................................   F-38

     Unaudited Condensed Statements of Cash Flows for the three months
       ended November 30, 1997 and 1996.................................   F-39

     Notes to Unaudited Condensed Financial Statements for the three
       months ended November 30, 1997 and 1996..........................   F-40


(b)  Pro Forma Financial Information
     -------------------------------

     Unaudited Pro Forma Condensed Combined Financial Statements........   F-43

     Unaudited Pro Forma Condensed Combined Balance Sheet as of
       December 31, 1997...............................................    F-44

     Unaudited Pro Forma Condensed Combined Statement of Operations
       for the nine months ended December 31, 1997.....................    F-45

     Unaudited Pro Forma Condensed Combined Statement of Operations
       for the year ended March 31, 1997...............................    F-46

     Notes to Unaudited Pro Forma Condensed Combined Financial
       Statements......................................................    F-47


               Report of Ernst & Young LLP, Independent Auditors


The Board of Directors and Stockholders
Ophthalmic Imaging Systems

We have audited the accompanying balance sheet of Ophthalmic Imaging Systems as of August 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the years ended August 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ophthalmic Imaging Systems at August 31, 1997, and the results of its operations and its cash flows for the years ended August 31, 1997 and 1996, in conformity with generally accepted accounting principles.


                                    ERNST & YOUNG LLP


Sacramento, California
October 21, 1997,
except for Note 10
as to which the date is
November 18, 1997

                          Ophthalmic Imaging Systems

                                 Balance Sheet

                                August 31, 1997

ASSETS
Current assets:
 Cash and equivalents                                       $   142,300
 Accounts receivable, net of allowance for
   doubtful accounts of approximately $100,000                1,644,541
 Inventories                                                    794,052
 Prepaid expenses and other current assets                       93,408
                                                            -----------
Total current assets                                          2,674,301

Furniture and equipment, net                                    380,782

Other assets                                                      7,385
                                                            -----------
                                                            $ 3,062,468
                                                            ===========
Liabilities and Stockholders' Equity
Current liabilities:
 Short-term borrowings                                      $   311,002
 Accounts payable                                               816,509
 Accrued liabilities                                            794,305
 Accrued warrant appreciation right                             251,497
 Deferred extended warranty revenue                              93,614
 Customer deposits                                              125,538
 Notes payable                                                    2,234
                                                            -----------
Total current liabilities                                     2,394,699

Commitments

Stockholders' equity:
 Preferred stock, no par value, 20,000,000 shares
   authorized; none issued or outstanding                             -
 Common stock, no par value, 20,000,000 shares authorized;
   3,905,428 shares issued and outstanding                   10,244,615
 Deferred compensation                                         (306,894)
 Accumulated deficit                                         (9,269,952)
                                                            -----------
Total stockholders' equity                                      667,769
                                                            -----------
                                                            $ 3,062,468
                                                            ===========

SEE ACCOMPANYING NOTES.

                          Ophthalmic Imaging Systems

                           Statements of Operations

                                          YEARS ENDED AUGUST 31,
                                           1997           1996
                                       ---------------------------
Revenues:
 Net sales                             $ 6,480,055     $ 6,672,667
 Other revenue                             145,561         200,984
                                       -----------     -----------
                                         6,625,616       6,873,651
Cost of sales                            4,885,004       4,797,324
                                       -----------     -----------
Gross profit                             1,740,612       2,076,327

OPERATING EXPENSES:
  Sales and marketing                    1,624,470       1,652,965
  General and administrative             1,089,670         722,462
  Research and development               1,070,192         846,034
                                       -----------     -----------
Total operating expenses                 3,784,332       3,221,461
                                       -----------     -----------
Loss from operations                    (2,043,720)     (1,145,134)

OTHER INCOME (EXPENSE):
  Interest income                           13,912          20,618
  Interest expense                         (80,746)       (288,667)
                                       -----------     -----------
Net loss                               $(2,110,554)    $(1,413,183)
                                       ===========     ===========
Net loss per share                     $      (.59)    $      (.64)
                                       ===========     ===========
Shares used in the calculation of
net loss per share                       3,597,879       2,204,506
                                       ===========     ===========

SEE ACCOMPANYING NOTES.

                          Ophthalmic Imaging Systems

                      Statements of Stockholders' Equity

                     Years ended August 31, 1997 and 1996

                                      Common Stock                                       Total
                                 -----------------------   Deferred       Accumulated    Stockholders'
                                 Shares      Amount        Compensation   Deficit        Equity
                                 ---------   -----------   ------------   ------------   -------------

Balances at August 31, 1995        875,112   $ 6,674,639   $       -      $(5,746,215)    $   928,424

Sale of common stock through
private placement                1,368,421     1,074,841           -                -       1,074,841

Options exercised                   11,000        10,230           -                -          10,230

Issuance of common stock upon
exercise of warrants             1,052,631     1,180,486           -                -       1,180,486

Net loss                                 -             -           -       (1,413,183)     (1,413,183)
                                 ---------   -----------   ---------      -----------     -----------
Balances at August 31, 1996      3,307,164     8,940,196           -       (7,159,398)      1,780,798

Options exercised                   52,400       152,286           -                -         152,286

Issuance of common stock upon
exercise of warrants               545,864       757,097           -                -         757,097

Deferred compensation related to
stock options granted to
non-employees                            -       395,036    (395,036)               -               -

Stock option compensation
expense                                  -             -      88,142                -          88,142

Net loss                                 -             -           -       (2,110,554)     (2,110,554)
                                 ---------   -----------   ---------      -----------     -----------
Balances at August 31, 1997      3,905,428   $10,244,615   $(306,894)     $(9,269,952)    $   667,769
                                 =========   ===========   =========      ===========     ===========

SEE ACCOMPANYING NOTES.

                          Ophthalmic Imaging Systems

                           Statements of Cash Flows
                  Increase (Decrease) in Cash and Equivalents

                                                         YEARS ENDED AUGUST 31,
                                                           1997            1996
                                                       ---------------------------
Operating activities:
Net loss                                               $(2,110,554)    $(1,413,183)
Adjustments to reconcile net loss to
net cash used in operating activities:
 Accrued warrant appreciation right                         27,215         211,782
 Depreciation and amortization                             142,148         102,156
 Provision for doubtful accounts                            (6,116)         (5,338)
 Stock option compensation expense                          88,142               -
 Net changes in operating assets and liabilities:
  Accounts receivable                                     (566,421)        239,943
  Inventories                                              786,483        (405,040)
  Prepaid expenses and other current assets                (28,460)           (475)
  Other assets                                              79,250         (79,797)
  Accounts payable                                        (120,950)       (164,714)
  Accrued liabilities                                      196,664          75,716
  Deferred extended warranty revenue                        12,417           6,100
  Customer deposits                                         88,757         (27,610)
                                                       -----------     -----------
Net cash used in operating activities                   (1,411,425)     (1,460,460)

INVESTING ACTIVITY:
Capital expenditures for furniture and
  equipment                                               (161,735)       (215,884)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings                        308,000         150,000
Repayment of short-term borrowings                        (546,998)              -
Principal payments on notes payable                         (6,250)         (5,093)
Issuance of common stock                                   909,383       2,265,557
                                                       -----------     -----------
Net cash provided by financing activities                  664,135       2,410,464
                                                       -----------     -----------
Net (decrease) increase in cash and equivalents           (909,025)        734,120

Cash and equivalents, beginning of year                  1,051,325         317,205
                                                       -----------     -----------
Cash and equivalents, end of year                      $   142,300     $ 1,051,325
                                                       ===========     ===========

SEE ACCOMPANYING NOTES.

                          Ophthalmic Imaging Systems

                         Notes to Financial Statements

                                August 31, 1997



1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Ophthalmic Imaging Systems (the Company), was incorporated in California in July 1986. The Company is primarily engaged in the business of designing, developing, manufacturing, and marketing digital imaging systems, image enhancements and analysis software, and related products and services for use by practitioners in the ocular healthcare field.

USE OF ESTIMATES

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which require the Company's management to make estimates and assumptions that affect the amounts reported therein. Actual results could vary from such estimates.

CONCENTRATIONS OF CREDIT RISK AND EXPORT SALES

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the Company's policy of requiring deposits from customers, the number of customers and their geographic dispersion. The Company maintains reserves for potential credit losses and such losses have historically been within management's expectations. No single customer during fiscal 1997 or 1996 comprised 10% or more of net sales.

Revenues from sales to customers located outside of the United States (primarily Europe) accounted for approximately 30% and 29% of net sales during the years ended August 31, 1997 and 1996, respectively.

INVENTORIES

Inventories, which consist primarily of purchased system parts, subassemblies and assembled systems are stated at the lower of cost (determined using the first-in, first-out method) or market.

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives generally range from three to seven years.

REVENUE RECOGNITION AND WARRANTIES

The Company recognizes revenue from the sale of its products when the goods are shipped to its customers. The Company generally provides a one-year warranty covering materials and workmanship and accruals are provided for anticipated warranty expenses.

Customers may purchase extended warranty coverage for additional one or two year periods. Revenues from the sale of these extended warranties are deferred and recognized as other revenue on a straight-line basis over the term of the extended warranty contract.

INCOME TAXES

Deferred income taxes are accounted for pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as a result of differences in the timing of recognition of certain revenues and expenses for financial statement and income tax reporting purposes.

General business credits are accounted for as a reduction of federal income taxes payable under the flow-through method.

NET LOSS PER SHARE

Net loss per share is computed using the weighted average number of shares of common stock outstanding. Common equivalent shares from stock options and warrants are excluded from the computation because their effect is antidilutive.

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER SHARE (CONTINUED)

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share," which is required for both interim and annual periods ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the Company considers highly liquid investments with original maturities of three months or less as cash equivalents.

Cash paid for interest amounted to approximately $64,000 and $67,000 during the years ended August 31, 1997 and 1996, respectively. Cash paid for income taxes amounted to approximately $800 for each of the years ended August 31, 1997 and 1996.

STOCK BASED COMPENSATION

In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") which the Company adopted in 1996, the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its stock option plans. Under APB 25, if the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of grant as determined by the Company's Board of Directors, no compensation expense is recognized. See Note 7 for pro forma disclosures required by SFAS 123.

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than their carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. The adoption of SFAS No. 121 had no effect on the Company's financial position or results of operations for the year ended August 31, 1997.


2. INVENTORIES

Inventories consist of the following as of August 31, 1997:

       Raw materials                                  $ 526,090
       Work-in-process                                  139,182
       Finished goods                                   128,780
                                                      ---------
                                                      $ 794,052
                                                      =========

3. FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following as of August 31, 1997:

       Research and manufacturing equipment           $  554,147
       Office furniture and equipment                    358,537
       Demonstration equipment                           183,938
       Vehicles                                           58,991
                                                      ----------
                                                       1,155,613

       Less accumulated depreciation and amortization   (774,831)
                                                      ----------
                                                      $  380,782
                                                      ==========

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


4. SHORT-TERM BORROWINGS

The Company entered into a revolving line of credit agreement (the "Credit Agreement") with a bank (the "Bank") which expired on November 7, 1997. The maximum amount available under the terms of the Credit Agreement is $750,000 and is based upon eligible outstanding accounts receivable balances. Borrowings under the Credit Agreement bear interest at the Bank's prime lending rate plus three percent (11% as of August 31, 1997) and are secured by substantially all assets of the Company. The Credit Agreement contains certain restrictive covenants which provide for, among other things, certain working capital and net worth balances and ratios. The Company was not in compliance with the various restrictive covenants as of August 31, 1997. In addition, the Credit Agreement restricts the Company's ability to 1) enter into any merger or acquisition, 2) pay dividends or repurchase stock, 3) mortgage existing assets or 4) loan money or guarantee the loans of others without the Bank's prior approval. As of August 31, 1997, borrowings in the amount of $311,000 were outstanding related to the Credit Agreement. Subsequent to year-end the Credit Agreement was converted to a full recourse accounts receivable credit agreement (Note 10).

5. ACCRUED LIABILITIES

Accrued liabilities consist of the following as of August 31, 1997:

       Accrued compensation                    $402,389
       Accrued warranty expenses                170,200
       Other accrued liabilities                221,716
                                               --------
                                               $794,305
                                               ========

6. COMMITMENTS

LEASES

The Company leases its facility under a noncancelable operating lease which expires in June 1998. The lease agreement provides for minimum lease payments of approximately $84,000 for the year ended August 31, 1998.

Rental expense charged to operations for all operating leases was approximately $126,000 and $88,000 during the years ended August 31, 1997 and 1996, respectively.

                           Ophthalmic Imaging Systems
                    Notes to Financial Statements (continued)


6. COMMITMENTS (CONTINUED)

EMPLOYMENT AGREEMENTS

The Company has employment agreements with two of its executive officers. The agreement with the chief executive officer calls for an annual salary of $150,000 and a performance based bonus plan, which has yet to be determined by the Company's compensation committee. The agreement with the president/chief operating officer calls for an annual salary of $140,000 and an annual bonus not to exceed $42,000. In addition, the Company's board of directors granted the president/chief operating officer incentive stock options covering 100,000 shares of common stock. Both agreements have a 24 month term expiring in July 1999.

7. STOCKHOLDERS' EQUITY

COMMON STOCK

Of the 16,094,572 shares of common stock authorized but unissued as of August 31, 1997, the following shares are reserved for issuance:

     Common stock warrants                  1,299,750
     Stock option plans                     1,338,267
                                            ---------
                                            2,638,017
                                            =========

PRIVATE PLACEMENT

In November 1995, the Company completed a private placement of 1,368,421 shares of its common stock with detachable warrants. The net proceeds from this offering was approximately $1,075,000. Along with each share of common stock issued the purchasers were given an "A Warrant" and a "B Warrant" to purchase shares of the Company's common stock. The A and B Warrants per share exercise prices are $1.25 and $1.75, respectively. The number of shares exercisable as well as the per share exercise prices of the A and B Warrants are subject to adjustment upon the occurrence of certain events. The A and B Warrants expired on February 19, 1997 as amended and November 21, 1997, respectively. In May 1996, 1,052,631 A Warrants were exercised resulting in net proceeds to the Company of approximately $1,180,000. During the year ended August 31, 1997, 210,526 and 335,338 A and B warrants, respectively, were exercised resulting in aggregate net proceeds to the Company of approximately $757,000.

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


7. STOCKHOLDERS' EQUITY (CONTINUED)

PRIVATE PLACEMENT (CONTINUED)

The private placement underwriter was issued a warrant to purchase 250,000 shares of the Company's common stock at $.95 per share. The number of shares exercisable as well as the per share exercise price are subject to adjustment upon the occurrence of certain events. This warrant expires on November 21, 1999. In addition, the underwriter will receive as a commission, 10% of the proceeds received by the Company upon exercise of the A and B Warrants described above.

OTHER WARRANTS

In February 1993, the Company issued a warrant to the Bank that provided a line-of-credit (Note 4). The warrant was amended several times in connection with amendments to the line-of-credit as well as the current Credit Agreement. The warrant is currently exercisable for 50,000 shares of common stock at an exercise price of $1.73 per share and it expires in November 2000. This warrant includes a provision wherein the Bank can require the Company to pay in cash the difference between the fair market value (as defined) of the underlying common stock of the warrant and the exercise price (the "Appreciation Right"). The Bank informed the Company of its intent to exercise the Appreciation Right on May 23, 1996. The Company has accrued the entire amount of the Appreciation Right and it is reflected as a current liability on the accompanying balance sheet. For purposes of the statement of operations, the amount has been recorded as additional interest expense for the year ended August 31, 1996. The Appreciation Right is due on April 1, 1998.

During February 1993, in consideration for providing bridge loans, each of the two officers, then employed by the Company, was issued a warrant to purchase 16,667 shares of the Company's common stock at an exercise price of $18.00 per share. These warrants expire in February 1998. During fiscal 1995, one of the warrants to purchase 16,667 shares was canceled.

STOCK OPTION PLANS

At August 31, 1997, the Company has three stock-based compensation plans, which are described below. The Company applies APB 25 and related Interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


7. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

provided for under SFAS 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

During March 1992, the Company adopted a Stock Option Plan (the "Plan") under which the board of directors is authorized to grant options to key directors, executives, employees and others for the purchase of up to 116,667 shares of the Company's common stock at prices not less than the fair market value of the common stock on the date of grant. The term over which the options are exercisable, which may not exceed five years, is determined by the board of directors at the time of the grant. Pursuant to the Plan, options to purchase 100,000 shares of the Company's common stock at an exercise price of $3.00 per share were granted (50,000 options each) to the Company's chief executive officer and chief financial officer. The options granted were fully vested on the grant date and expired in March 1997. During the year ended August 31, 1997, prior to the expiration of these options, options to purchase 50,000 shares were exercised. Options to purchase the remaining 50,000 shares of the Company's common stock subsequently expired in March 1997. In April 1997, the board of directors granted options to purchase 50,000 shares of the Company's common stock at an exercise price of $2.75 to the Company's chief executive officer/chief financial officer. The options granted vest 25,000 on the date of grant and 25,000 in April 1998. These options expire in April 2002.

In December 1992 and January 1993, the Company's board of directors and shareholders, respectively, approved a second Stock Option Plan (the "Option Plan") under which all officers, employees, directors and consultants may participate. The Plan expires December 2002. Options granted under the Option Plan may be either incentive stock options or non-qualified stock options and will generally have a term of ten years from the date of grant, unless otherwise specified in the option agreement. The exercise prices of incentive stock options granted under the Option Plan will be at 100% of the fair market value of the Company's common stock on the date of grant. The exercise prices of non-qualified stock options granted under the Option Plan cannot be less than 85% of the fair market value of the Company's common stock on the date of grant. The maximum number of shares of the Company's common stock which may be optioned and sold under the Option Plan is 150,000, of which 13,608 remained available for the granting of

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


7. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

options as of August 31, 1997. As of August 31, 1997, stock options to purchase 122,992 shares at exercise prices ranging from $.94 to $4.25 were granted and outstanding under the Option Plan. During the year ended August 31, 1997 and 1996, 2,400 and 11,000 options were exercised, respectively.

In August 1995, the Company's board of directors approved a Nonstatutory Stock Option Plan (the "Nonstatutory Plan") under which all officers, employees, directors and consultants may participate. The Nonstatutory Plan expires November 2005. Options granted under the Nonstatutory Plan are non-qualified stock options and will generally have a term of five years from the date of grant, unless otherwise specified in the option agreement. The exercise prices under the Nonstatutory Plan will be at 100% of the fair market value of the Company's common stock on the date of grant. The maximum number of shares of the Company's common stock which may be optioned and sold under the Nonstatutory Plan is 1,035,000, of which 50,000 options remained available for granting as of August 31, 1997. As of August 31, 1997, stock options to purchase 985,000 shares at exercise prices ranging from $0.94 to $4.50 were granted and outstanding under the Nonstatutory Plan and none of the granted options were exercised.

A summary of the status of the Company's stock option plans and changes during the periods is presented below:

                                                         Weighted Average
                                          Options         Exercise Price
                                         --------------------------------
Balance at August 31, 1995                 744,171            $ 1.54
 Options granted                           290,000            $ 2.53
 Options canceled                             (250)           $  .94
 Options exercised (at $.94)               (11,000)           $  .94
                                         ---------

Balance at August 31, 1996               1,022,921            $ 1.83
 Options granted                           346,500            $ 2.70
 Options canceled                          (59,029)           $ 3.14
 Options exercised
  (at $.94 to $3.00)                       (52,400)           $ 2.91
                                         ---------
Balance at August 31, 1997               1,257,992            $ 1.96
                                         =========


The weighted average fair value of options granted during the years ended August 31, 1997 and August 31, 1996 was $2.26 and $.93, respectively.

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


7. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

The following table summarizes information about the stock options outstanding at August 31, 1997:

                               Options Outstanding               Options Exercisable
                 --------------------------------------------- ------------------------
                           Weighted-Average
Range of                   Remaining          Weighted-Average         Weighted-Average
Exercise Prices  Number    Contractual Life   Exercise Price   Number  Exercise Price
---------------  --------------------------------------------- ------------------------

$0.94-$1.38        759,492       5.1                $1.30      330,513      $1.30
$1.38-$3.00        390,000       4.0                $2.59      167,708      $2.57
$3.00-$4.50        108,500       4.3                $4.34       21,531      $4.32
                 ---------                                     -------
                 1,257,992                          $1.96      519,752      $1.84
                 =========                                     =======

Pro forma information regarding net loss and net loss per share is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to August 31, 1995 under the fair value method of that Statement. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended August 31, 1996 and 1997, respectively; dividend yield of zero; volatility factors of the expected market price of the Company's common stock ranged from 1.052 to 1.125 for both years; risk-free interest rate of 6%; and a weighted-average expected life of 5 years.

The Black-Scholes option valuation, model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


7. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                YEARS ENDED AUGUST 31,
                                                 1997           1996
                                             ---------------------------
    Pro forma net loss                       $(2,326,390)    $(1,453,678)
                                             ===========     ===========
    Pro forma net loss per share             $      (.65)    $      (.66)
                                             ===========     ===========

During the year ended August 31, 1997, the Company recorded deferred compensation of approximately $395,000 for financial reporting purposes to reflect the deemed fair value of the certain options granted to non-employees. Deferred compensation is being amortized over the vesting period of the related options. For the year ended August 31, 1997, the amortized deferred compensation expense was approximately $88,000.

Since SFAS 123 is applicable only to options granted subsequent to August 31, 1995, its pro forma effect will not be fully realized until 2000.

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


8. INCOME TAXES

There was no provision (benefit) for income taxes during the years ended August 31, 1997 or 1996.

The significant components of the Company's deferred tax assets and liabilities as of August 31, 1997 are as follows:


Deferred tax assets:
  Net operating loss carryforwards                $  1,310,000
  Inventory reserves                                   549,000
  Accrued warrant appreciation right                    99,000
  Payroll related accruals                              98,000
  Warranty accrual                                      67,000
  Sales and accounts receivable reserves                39,000
  Uniform capitalization                                29,000
  Other                                                  3,000
                                                  ------------
Total deferred tax assets                            2,194,000
Valuation allowance                                 (2,192,000)
                                                  ------------
Net deferred tax assets                                  2,000

Deferred tax liabilities:
  Depreciation                                           2,000
                                                  ------------
Total deferred tax liabilities                           2,000
                                                  ------------
Net deferred taxes                                $          -
                                                  ============

The valuation allowance as of August 31, 1996 was approximately $1,473,000 resulting in a net increase in the allowance of approximately $719,000 for the year.

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


8. INCOME TAXES (CONTINUED)

The principal reasons for the difference between the effective tax rate and the federal statutory income tax rate are presented in the following table:


                                                         YEAR ENDED AUGUST 31,
                                                          1997          1996
                                                       -----------------------

     Federal benefit expected at statutory rates       $(718,000)    $(480,000)
     Net operating loss with no current benefit          718,000       480,000
                                                       -----------------------
                                                       $       -     $       -
                                                       =======================

In connection with the Company's private placement of common stock (Note 7) a change of ownership (as defined in Section 382 of the Internal Revenue Code of 1986, as amended) occurred. As a result of this change, the Company's federal and state net operating loss carryforwards generated through November 21, 1996 (approximately $4,800,000 and $2,500,000, respectively) and the Company's federal and state Research and Development credits (approximately $126,000 and $79,000, respectively) will be subject to a total annual limitation in the amount of approximately $107,000.

As a consequence of the limitation, as discussed above, the Company has at August 31, 1997 a net operating loss carryover of approximately $3,580,000 for federal income tax purposes which expires between 2007 and 2011, and a net operating loss carryforward of approximately $1,521,000 for state income tax purposes which expires between 1997 and 2002.

9. 401(k) PLAN

The Company has a tax deferred investment plan (the "401(k) Plan"). All full-time employees are eligible to participate in the 401(k) Plan. The 401(k) Plan originally required mandatory employer contributions of 10% of the participants contributions. The 401(k) Plan was subsequently amended to provide for discretionary employer contributions. The Company did not make any matching contributions during either of the years ended August 31, 1997 or 1996.

                          Ophthalmic Imaging Systems
                   Notes to Financial Statements (continued)


10. SUBSEQUENT EVENT

On November 18, 1997, the Company entered into an accounts receivable credit agreement (the "Agreement") with the Bank, and all amounts outstanding under the Credit Agreement were considered to be the initial advance under the Agreement. The Agreement allows for up to an 80% advance rate on eligible accounts receivable balances, and the maximum borrowing base under the Agreement is $1.2 million. The Bank has full recourse against the Company. The Agreement expires in November 1998. Borrowings under the Agreement bear interest at the Bank's prime lending rate plus 4%. In addition, the Bank will charge monthly an administrative fee equal to the greater of .5% of the average daily balance for the month or $1,200. Under the terms of the Agreement, borrowings are secured by substantially all of the Company's assets.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Ophthalmic Imaging Systems

We have audited the accompanying balance sheet of Ophthalmic Imaging Systems as of August 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the years ended August 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ophthalmic Imaging Systems at August 31, 1996, and the results of its operations and its cash flows for the years ended August 31, 1996 and 1995, in conformity with generally accepted accounting principles.





                                                              ERNST & YOUNG LLP

Sacramento, California
October 11, 1996
except for Note 10
as to which the date is
November 21, 1996

                           Ophthalmic Imaging Systems

                                 Balance Sheet

                                August 31, 1996


ASSETS
Current assets:
   Cash and equivalents                                $ 1,051,325
   Accounts receivable, net of allowance for
     doubtful accounts of approximately $106,000         1,072,004
   Inventories                                           1,580,535
   Prepaid expenses and other current assets                64,948
                                                       -----------
Total current assets                                     3,768,812
Furniture and equipment, net                               361,195
Other assets                                                86,635
                                                       -----------
                                                       $ 4,216,642
                                                       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term borrowings                               $   550,000
   Accounts payable                                        937,459
   Accrued liabilities                                     597,641
   Accrued warrant appreciation right                      224,282
   Current portion of deferred extended
      warranty revenue                                      70,961
   Customer deposits                                        36,781
   Current portion of notes payable                          5,002
                                                       -----------
Total current liabilities                                2,422,126

Notes payable, less current portion                          3,482
Deferred extended warranty revenue, less
   current portion                                          10,236

Commitments (Note 6)

Stockholders' equity:
   Preferred stock, no par value, 20,000,000
      shares authorized; none issued or
      outstanding                                                -
   Common stock, no par value, 20,000,000
      shares authorized; 3,307,164 shares
      issued and outstanding                             8,940,196
   Accumulated deficit                                  (7,159,398)
                                                       -----------
Total stockholders' equity                               1,780,798
                                                       -----------
                                                       $ 4,216,642
                                                       ===========

See accompanying notes.

                          Ophthalmic Imaging Systems

                           Statements of Operations

                                                  YEARS ENDED AUGUST 31
                                                 1996               1995
                                           --------------------------------
REVENUES:
  Net sales                                $ 6,672,667          $ 6,724,339
  Other revenue                                200,984              234,900
                                           -----------          -----------
                                             6,873,651            6,959,239
Cost of sales                                4,797,324            4,616,322
                                           -----------          -----------
Gross profit                                 2,076,327            2,342,917

OPERATING EXPENSES:
  Sales and marketing                        1,652,965            1,545,390
  General and administrative                   722,462              441,245
  Research and development                     846,034              691,358
                                           -----------          -----------
    Total operating expenses                 3,221,461            2,677,993
                                           -----------          -----------
Loss from operations                        (1,145,134)            (335,076)

OTHER INCOME (EXPENSE):
  Interest income                               20,618               10,657
  Interest expense                            (288,667)             (31,857)
                                           -----------          -----------
Net loss                                   $(1,413,183)         $  (356,276)
                                           ===========          ===========
Net loss per share                         $      (.64)         $      (.41)
                                           ===========          ===========
Shares used in the calculation of
  net loss per share                         2,204,506              875,112
                                           ===========          ===========

See accompanying notes.

                           Ophthalmic Imaging Systems

                      Statements of Stockholders' Equity

                     Years ended August 31, 1996 and 1995



                            COMMON STOCK                             TOTAL
                       ---------------------     ACCUMULATED      STOCKHOLDERS'
                          SHARES     AMOUNT        DEFICIT           EQUITY
                       ---------------------------------------------------------
Balance at August 31,
  1994                    875,112   $6,674,639   $(5,389,939)      $ 1,284,700

Net loss                        -            -      (356,276)         (356,276)
                       ---------------------------------------------------------
Balance at August 31,
  1995                    875,112    6,674,639    (5,746,215)          928,424

Sale of common stock
  through private
  placement             1,368,421    1,074,841             -         1,074,841

Options exercised          11,000       10,230             -            10,230

Issuance of common
  stock upon exercise
  of warrants           1,052,631    1,180,486             -         1,180,486

Net loss                        -            -    (1,413,183)       (1,413,183)
                       ---------------------------------------------------------
Balance at August 31,
 1996                   3,307,164   $8,940,196   $(7,159,398)      $ 1,780,798
                       =========================================================
See accompanying notes.

                          Ophthalmic Imaging Systems

                           Statements of Cash Flows
                  Increase (Decrease) in Cash and Equivalents

                                                                YEARS ENDED AUGUST 31
                                                                  1996          1995
                                                            -------------------------------
OPERATING ACTIVITIES:
Net loss                                                    $ (1,413,183)     $  (356,276)
Adjustments to reconcile net loss to
   net cash used in operating activities:
      Accrued warrant appreciation right                         211,782           12,500
      Depreciation and amortization                              102,156          115,334
      Provision for doubtful accounts                             (5,338)         (42,200)
      Gain on sale of assets                                           -           (4,294)
      Net changes in operating assets and liabilities:
         Accounts receivable                                     239,943         (300,832)
         Inventories                                            (405,040)        (304,835)
         Prepaid expenses and other current assets                  (475)          (4,113)
         Other assets                                            (79,797)             313
         Accounts payable                                       (164,714)         394,865
         Accrued liabilities                                      75,716           29,866
         Deferred extended warranty revenue                        6,100          (26,218)
         Customer deposits                                       (27,610)        (296,748)
                                                            ------------      -----------
Net cash used in operating activities                         (1,460,460)        (782,638)

INVESTING ACTIVITIES:
Capital expenditures for furniture and equipment                (215,884)        (106,297)
Proceeds from the sale of furniture and equipment                      -            4,682
                                                            ------------      -----------
Net cash used in investing activities                           (215,884)        (101,615)

FINANCING ACTIVITIES:
Proceeds from short term borrowings                              150,000          400,000
Principal payments on notes payable                               (5,093)          (9,285)
Issuance of common stock                                       2,265,557                -
                                                            ------------      -----------
Net cash provided by financing activities                      2,410,464          390,715
                                                            ------------      -----------
Net increase (decrease) in cash and equivalents                  734,120         (493,538)

Cash and equivalents, beginning of year                          317,205          810,743
                                                            ------------      -----------
Cash and equivalents, end of year                           $  1,051,325      $   317,205
                                                            ============      ===========

See accompanying notes.

                          Ophthalmic Imaging Systems

                         Notes to Financial Statements

                                August 31, 1996

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Ophthalmic Imaging Systems (the Company), was incorporated in California in July 1986. The Company is primarily engaged in the business of designing, developing, manufacturing, and marketing digital imaging systems, image enhancements and analysis software, and a glaucoma detection diagnostic instrument for use by practitioners in the ocular healthcare field.

CONCENTRATIONS OF CREDIT RISK AND EXPORT SALES

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the Company's policy of requiring deposits from customers, the number of customers and their geographic dispersion. The Company maintains reserves for potential credit losses and such losses have historically been within management's expectations. No single customer during fiscal 1996 or 1995 comprised 10% or more of net sales.

Revenues from sales to customers located outside of the United States (primarily Europe) accounted for approximately 29% and 25% of net sales during the years ended August 31, 1996 and 1995, respectively.

INVENTORIES

Inventories, which consist primarily of purchased system parts, subassemblies and assembled systems are stated at the lower of cost (determined using the first-in, first-out method) or market.

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives generally range from three to seven years.

                          Ophthalmic Imaging Systems

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION AND WARRANTIES

The Company recognizes revenue from the sale of its products when the goods are shipped to its customers. The Company generally provides a one-year warranty covering materials and workmanship and accruals are provided for anticipated warranty expenses.

Customers may purchase extended warranty coverage for additional one or two year periods. Revenues from the sale of these extended warranties are deferred and recognized as other revenue on a straight-line basis over the term of the extended warranty contract.

INCOME TAXES

Deferred income taxes are accounted for pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (SFAS 109) as a result of differences in the timing of recognition of certain revenues and expenses for financial statement and income tax reporting purposes.

General business credits are accounted for as a reduction of federal income taxes payable under the flow-through method.

NET LOSS PER SHARE

Net loss per share is computed using the weighted average number of shares of common stock outstanding. Common equivalent shares from stock options and warrants are excluded from the computation because their effect is antidilutive.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the Company considers highly liquid investments with original maturities of three months or less as cash equivalents.

Cash paid for interest amounted to approximately $67,000 and $19,000 during the years ended August 31, 1996 and 1995, respectively. Cash paid for income taxes amounted to approximately $800 during each of the years ended August 31, 1996 and 1995.

                          Ophthalmic Imaging Systems

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING FOR STOCK BASED COMPENSATION

The Company accounts for its stock option plans in accordance with the provisions of the Accounting Principles Board's Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." In 1995, the Financial Accounting Standards Board released Statement of Financial Accounting Standard No. 123 (SFAS 123), "Accounting for Stock Based Compensation." SFAS 123 provides an alternative to APB 25 and is effective for fiscal years beginning after December 15, 1995. The Company expects to continue to account for its stock plans in accordance with APB 25. Accordingly, SFAS 123 is not expected to have any material impact on the Company's financial position or results of operations.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents approximate their respective fair values. The carrying amounts of the Company's borrowings under its debt agreements approximate their fair value. The fair value was based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

USE OF ESTIMATES

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which require the Company's management to make estimates and assumptions that affect the amounts reported therein. Actual results could vary from such estimates.

RECLASSIFICATIONS

Certain amounts in the fiscal 1995 financial statements have been reclassified to conform with the presentation of the fiscal 1996 financial statements.

                          Ophthalmic Imaging Systems

2.  INVENTORIES

Inventories consist of the following as of August 31, 1996:

     Raw materials                             $1,058,427
     Work-in-process                              196,840
     Finished goods                               325,268
                                               ----------
                                               $1,580,535
                                               ==========

3.  FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following as of August 31, 1996:

     Research and manufacturing equipment      $  423,296
     Office furniture and equipment               329,247
     Demonstration equipment                      183,938
     Vehicles                                      58,991
                                               ----------
                                                  995,472

     Less accumulated depreciation and
       amortization                              (634,277)
                                               ----------
                                               $  361,195
                                               ==========

4.  SHORT-TERM BORROWINGS

The Company entered into a revolving line of credit agreement (the "Credit Agreement") with a bank (the "Bank") which expired on October 5, 1996. The maximum amount available under the terms of the Credit Agreement is $750,000, and is based upon eligible outstanding accounts receivable balances. Borrowings under the Credit Agreement bear interest at the Bank's prime lending rate plus two and one-half percent (10.75% as of August 31, 1996) and are secured by virtually all assets of the Company. The Credit Agreement contains certain restrictive covenants which provide for, among other things, certain working capital and net worth balances and ratios, and limitations on the amount of net loss the Company may incur in a quarter. The Company was not in compliance with the restrictive covenants for the quarter ending August 31, 1996. The Company received a waiver from the Bank for the covenant violations. In addition, the Credit Agreement restricts the Company's ability to 1) enter into any merger or acquisition, 2) pay dividends or repurchase stock, 3) mortgage existing assets or 4) loan money or guarantee the loans of others without the Bank's prior approval. As of August 31, 1996, borrowings in the amount of $550,000 were outstanding related to the Credit Agreement. Subsequent to year-end the Credit Agreement was amended (Note 10).

                          Ophthalmic Imaging Systems

5.   ACCRUED LIABILITIES

Accrued liabilities consist of the following as of August 31, 1996:

            Accrued compensation                                     $264,923
            Accrued warranty expenses                                 105,700
            Other accrued liabilities                                 227,018
                                                                     --------
                                                                     $597,641
                                                                     ========

6.   COMMITMENTS

LEASES

The Company leases its facility under a noncancelable operating lease, which expires in June 1998. The lease agreement provides for minimum lease payments of approximately $101,000 and $84,000 for the years ended August 31, 1997 and 1998, respectively.

Rental expense charged to operations for all operating leases was approximately $88,000 and $89,000 during the years ended August 31, 1996 and 1995, respectively.

EMPLOYMENT AGREEMENTS

During March 1992, the Company entered into employment agreements with its president and its chief financial officer. The employment agreements had a 36-month term, expiring in March 1995, and provided, among other things, for annual salaries of $115,000 for each officer and the payment of a royalty to each officer of $250 per unit for sales of the Glaucoma-Scope. The royalty payments survive the termination of the employment agreements and are to extend indefinitely. During the years ended August 31, 1996 and 1995 the royalties amounted to approximately $3,000 and $8,000, respectively.

During fiscal 1993, the Company restructured its executive management pursuant to which the Company's president resigned that position to become vice president in charge of International Sales. His employment contract was amended to a 36-month term expiring June 1996 which provides, among other things, for a revised annual salary of $80,000 and a commission equal to one percent (1%) of revenues generated from selected sales to purchasers outside of the United States and Canada. Also, during fiscal 1993 the Company's chief financial officer assumed the additional role of president. His

                           Ophthalmic Imaging Systems

6.  COMMITMENTS (CONTINUED)

EMPLOYMENT AGREEMENTS (CONTINUED)

employment agreement was subsequently amended to a 36-month term expiring April 1997, pursuant to which amendment the officer agreed, among other things, to reduce his annual salary to $92,000 commencing retroactive to May 1993. During 1995, his annual salary was increased to $120,000, pursuant to the Company having achieved certain performance goals stipulated in his employment agreement. In addition, also pursuant to the amendment to his employment contract, the Company's board of directors granted the new president incentive stock options covering 33,333 shares of the Company's common stock pursuant to the Company's second Option Plan (Note 7). In November 1995, the Company extended his employment agreement which now expires in November 1998.

7.  STOCKHOLDERS' EQUITY

COMMON STOCK

Of the 16,692,836 shares of common stock authorized but unissued as of August 31, 1996, the following shares are reserved for issuance:

     Common stock warrants                           2,024,211
     Stock option plans                              1,290,667
                                                     ---------
                                                     3,314,878
                                                     =========

PRIVATE PLACEMENT

In November 1995, the Company completed a private placement of 1,368,421 shares of its common stock with detachable warrants. The net proceeds from this offering was approximately $1,075,000. Along with each share of common stock issued the purchasers were given an "A Warrant" and a "B Warrant" to purchase shares of the Company's common stock. The A and B Warrants per share exercise prices are $1.25 and $1.75, respectively. The number of shares exercisable as well as the per share exercise prices of the A and B Warrants are subject to adjustment upon the occurrence of certain events. The A and B Warrants expire on February 19, 1997 as amended and November 21, 1997, respectively. In addition, the A and B Warrants are subject to redemption by the Company at $.10 per warrant commencing May 21, 1996 and May 21, 1997 (the "Redemption Dates"), respectively. The A and B Warrant redemption provisions are only available if the Company's common stock price exceeds $2.25 and $2.50, respectively for the twenty trading days immediately preceding the corresponding Redemption Dates.

                          Ophthalmic Imaging Systems

7.  STOCKHOLDERS' EQUITY (CONTINUED)

PRIVATE PLACEMENT (CONTINUED)

The private placement underwriter was issued a warrant to purchase 250,000 shares of the Company's common stock at $.95 per share. The number of shares exercisable as well as the per share exercise price are subject to adjustment upon the occurrence of certain events. This warrant expires on November 21, 1999. In addition, the underwriter will receive as a commission, 10% of the proceeds received by the Company upon exercise of the A and B Warrants described above.

In May 1996, 1,052,631 A Warrants were exercised resulting in net proceeds to the Company of approximately $1,180,000.

OTHER WARRANTS

During May 1992, the Company issued a warrant to purchase 23,333 shares of its common stock to the underwriter of the Company's initial public offering. The exercise price of the warrant is $21.60 per share. The warrant is exercisable between May 1993 and May 1997.

In February 1993, the Company issued a warrant to the Bank that provided a line-of-credit (Note 4). The warrant has been amended several times in connection with amendments to the line-of-credit as well as the current Credit Agreement. The warrant is currently exercisable for 50,000 shares of common stock at an exercise price of $1.73 per share and it expires in November 2000. This warrant includes a provision wherein the share and it expires in November 2000. This warrant includes a provision wherein the Bank can require the Company to pay in cash the difference between the fair market value (as defined) of the underlying common stock of the warrant and the exercise price (the "Appreciation Right"). The Bank informed the Company of its intent to exercise the Appreciation Right on May 23, 1996. The Company has accrued the entire amount of the Appreciation Right and it is reflected as a current liability on the accompanying balance sheet. For purposes the statements of operations, the amount has been recorded as additional interest expense.

During February 1993, in consideration for providing bridge loans, each of the two officers was issued a warrant to purchase 16,667 shares of the Company's common stock at an exercise price of $18.00 per share. These warrants expire in February 1998. During fiscal 1995, one of the warrants to purchase 16,667 shares was canceled.

                          Ophthalmic Imaging Systems

7.  STOCKHOLDERS' EQUITY (continued)

STOCK OPTION PLANS

During March 1992, the Company adopted a Stock Option Plan (the "Plan") under which the board of directors is authorized to grant options to key directors, executives, employees and others for the purchase of up to 116,667 shares of the Company's common stock at prices not less than the fair market value of the common stock on the date of grant. The term over which the options are exercisable, which may not exceed five years, is determined by the board of directors at the time of the grant. Pursuant to the Plan, options to purchase 100,000 shares of the Company's common stock at an exercise price of $3.00 per share were granted (50,000 options each) to the Company's chief executive officer and chief financial officer. The options granted were fully vested on the grant date and expire in March 1997.

In December 1992 and January 1993, the Company's board of directors and shareholders, respectively, approved a second Stock Option Plan (the "Option Plan") under which all officers, employees, directors and consultants may participate. The Plan expires December 2002. Options granted under the Option Plan may be either incentive stock options or non-qualified stock options and will generally have a term of ten years from the date of grant, unless otherwise specified in the option agreement. The exercise prices of incentive stock options granted under the Option Plan will be at 100% of the fair market value of the Company's common stock on the date of grant. The exercise prices of non-qualified stock options granted under the Option Plan cannot be less than 85% of the fair market value of the Company's common stock on the date of grant. The maximum number of shares of the Company's common stock which may be optioned and sold under the Option Plan is 150,000. As of August 31, 1996, stock options to purchase 97,921 shares at exercise prices ranging from $.94 to $1.38 were granted under the Option Plan. During the year ended August 31, 1996, 11,000 of the granted options have been exercised.

In August 1995, the Company's board of directors approved a Nonstatutory Stock Option Plan (the "Nonstatutory Plan") under which all officers, employees, directors and consultants may particpate. The Nonstatutory Plan expires November 2005. Options granted under the Nonstatutory Plan are non-qualified stock options and will generally have a term of five years from the date of grant, unless otherwise specified in the option agreement. The exercise prices under the Nonstatutory Plan will be at 100% of the fair market value of the Company's common stock on the date of grant. The maximum

                          Ophthalmic Imaging Systems

7. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

number of shares of the Company's common stock which may be optioned and sold under the Nonstatutory Plan is 1,035,000. As of August 31, 1996, stock options to purchase 825,000 shares at exercise prices ranging from $1.38 to $3.00 were granted under the Nonstatutory Plan, and none of the granted options have been exercised.

8. INCOME TAXES

There was no provision (benefit) for income taxes during the years ended August 31, 1996 or 1995.

The significant components of the Company's deferred tax assets and liabilities as of August 31, 1996 are as follows:

     Deferred tax assets:
       Net operating loss carryforwards                         $   809,000
       Inventory reserves                                           329,000
       Accrued warrant appreciation right                            93,000
       Uniform capitalization                                        81,000
       Payroll related accruals                                      64,000
       Sales and accounts receivable reserves                        49,000
       Warranty accrual                                              43,000
       Other                                                         11,000
                                                                -----------
     Total deferred tax assets                                    1,479,000

     Valuation allowance                                         (1,473,000)
                                                                -----------

     Net deferred tax assets                                          6,000

     Deferred tax liabilities:
       Accelerated depreciation for tax purposes                      1,000
       State franchise taxes                                          5,000
                                                                -----------
     Total deferred tax liabilities                                   6,000
                                                                -----------
     Net deferred taxes                                         $        -
                                                                ===========

The valuation allowance as of August 31, 1995 was approximately $2,325,000 resulting in a net decrease in the allowances of approximately $851,000 for the year.

                          Ophthalmic Imaging Systems

8. INCOME TAXES (CONTINUED)

The principal reasons for the difference between effective tax rate and the federal statutory income tax rate are presented in the following table:


                                                     YEAR ENDED AUGUST 31
                                                       1996        1995
                                                   -----------------------
   Federal benefit expected at statutory rates     $(480,000)   $(121,000)
   Net operating loss with no current benefit        480,000      121,000
                                                   -----------------------
                                                   $       -    $       -
                                                   =======================

In connection with the Company's private placement of common stock (Note 7) a change of ownership (as defined in Section 382 of the Internal Revenue Code of 1986, as amended) occurred. As a result of this change, the Company's federal and state net operating loss carryforwards generated through November 21, 1995 (approximately $4,800,000 and $2,500,000, respectively) and the Company's federal and state Research and Development credits (approximately $126,000 and $79,000, respectively) will be subject to a total annual limitation in the amount of approximately $107,000.


As a consequence of the limitation, the Company has at August 31, 1996 a net operating loss carryover of approximately $2,226,000 for federal income tax purposes which expires between 2007 and 2010, and a net operating loss carryforward of approximately $845,000 for state income tax purposes which expires between 1997 and 2001.

9. 401(k) PLAN

The Company has a tax deferred investment plan (the "401(k) Plan"). All full-time employees are eligible to participate in the 401(k) Plan. The 401(k) Plan originally required mandatory employer contributions of 10% of the participants contributions. The 401(k) Plan was subsequently amended to provide for discretionary employer contributions. The Company did not make any matching contributions during the year ended August 31, 1996 and approximately $8,500 during the year ended August 31, 1995.

                          Ophthalmic Imaging Systems

10.  SUBSEQUENT EVENT

On November 21, 1996, the Company and the Bank amended the Credit Agreement (Note 4). The amendment to the Credit Agreement included extending the maturity date to March 5, 1997, and establishing limitations on the amount of net loss the Company may incur in a quarter. The amended Credit Agreement also requires the Company to obtain at a minimum $500,000 in new equity by December 6, 1996, and an additional $250,000 by January 6, 1997.

                          OPHTHALMIC IMAGING SYSTEMS
                            CONDENSED BALANCE SHEET
                               NOVEMBER 30, 1997
                                  (UNAUDITED)

ASSETS

CURRENT ASSETS:
   CASH AND EQUIVALENTS                              $   227,513
   ACCOUNTS RECEIVABLE, NET                            1,662,224
   INVENTORIES, NET                                      936,309
   PREPAID EXPENSES AND OTHER CURRENT ASSETS              60,073
                                                     -----------
TOTAL CURRENT ASSETS                                   2,886,119

FURNITURE AND EQUIPMENT, NET OF ACCUMULATED
   DEPRECIATION AND AMORTIZATION OF $804,290             369,849

OTHER ASSETS                                               9,216
                                                     -----------
                                                     $ 3,265,184
                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   BORROWINGS UNDER LINE OF CREDIT                   $   397,932
   ACCOUNTS PAYABLE                                      687,326
   ACCRUED LIABILITIES                                 1,185,215
   ACCRUED WARRANT APPRECIATION RIGHT                    251,497
   DEFERRED EXTENDED WARRANTY REVENUE                    127,673
   CUSTOMER DEPOSITS                                     315,743
   CURRENT PORTION OF NOTES PAYABLE                          700
                                                     -----------
TOTAL CURRENT LIABILITIES                              2,966,086

NOTES PAYABLE, LESS CURRENT PORTION                           --

COMMITMENTS

STOCKHOLDERS' EQUITY:

    PREFERRED STOCK, NO PAR VALUE, 20,000,000
    SHARES AUTHORIZED; NONE ISSUED OR OUTSTANDING             --

    COMMON STOCK, NO PAR VALUE, 20,000,000 SHARES
    AUTHORIZED; 3,905,428 ISSUED AND OUTSTANDING      10,278,615

    DEFERRED COMPENSATION                               (312,213)

    ACCUMULATED DEFICIT                               (9,667,304)
                                                     -----------
TOTAL STOCKHOLDERS' EQUITY                               299,098
                                                     -----------
                                                     $ 3,265,184
                                                     ===========

                            SEE ACCOMPANYING NOTES.

                          OPHTHALMIC IMAGING SYSTEMS
                      CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                          THREE MONTHS ENDED NOVEMBER 30,
                                               1997             1996
                                          ------------------------------

NET REVENUES                               $1,901,877        $  884,246
COST OF SALES                               1,181,996           621,532
                                           ----------------------------
GROSS PROFIT                                  719,881           262,714

OPERATING EXPENSES:
  SALES AND MARKETING                         572,418           496,978
  GENERAL AND ADMINISTRATIVE                  323,418           282,768
  RESEARCH AND DEVELOPMENT                    212,268           264,781
                                           ----------------------------
TOTAL OPERATING EXPENSES                    1,108,104         1,044,527
                                           ----------------------------
LOSS FROM OPERATIONS                         (388,223)         (781,813)

OTHER EXPENSE, NET                             (9,129)          (13,722)
                                           ----------------------------
NET LOSS                                   $ (397,352)       $ (795,535)
                                           ============================
SHARES USED IN THE CALCULATION OF
 NET LOSS PER SHARE                         3,905,428         3,320,969
                                           ============================
NET LOSS PER SHARE                         $    (0.10)       $    (0.24)
                                           ============================

                            SEE ACCOMPANYING NOTES.

                          OPHTHALMIC IMAGING SYSTEMS
                      CONDENSED STATEMENTS OF CASH FLOWS
                  INCREASE (DECREASE) IN CASH AND EQUIVALENTS
                                  (UNAUDITED)

                                              THREE MONTHS ENDED NOVEMBER 30,
                                                   1997               1996
                                              -------------------------------
OPERATING ACTIVITIES:

NET LOSS                                       $(397,352)         $ (795,535)

ADJUSTMENTS TO RECONCILE NET LOSS TO
 NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES:
  DEPRECIATION AND AMORTIZATION                   29,459              31,622
  STOCK OPTION COMPENSATION EXPENSE               28,681                  --
  NET (INCREASE) DECREASE IN
   CURRENT ASSETS OTHER THAN CASH
   AND EQUIVALENTS                              (126,605)            190,107
  NET INCREASE IN CURRENT LIABILITIES
   OTHER THAN SHORT-TERM BORROWINGS              485,991             247,986
                                               -----------------------------
NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES                                       20,174            (325,820)

INVESTING ACTIVITIES:

PURCHASES OF FURNITURE AND EQUIPMENT             (18,526)           (104,668)
NET (INCREASE) DECREASE IN OTHER ASSETS           (1,831)             23,462
                                               -----------------------------
NET CASH USED IN INVESTING ACTIVITIES            (20,357)            (81,206)

FINANCING ACTIVITIES:

PRINCIPAL PAYMENTS ON NOTES PAYABLE               (1,534)             (1,386)

NET PROCEEDS FROM (REPAYMENTS OF)
 LINE-OF-CREDIT BORROWINGS                        86,930            (269,000)

NET PROCEEDS FROM SALE OF COMMON STOCK                --              85,491
                                               -----------------------------
NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES                                       85,396            (184,895)
                                               -----------------------------
NET INCREASE (DECREASE) IN CASH AND
 EQUIVALENTS                                      85,213            (591,921)
                                               -----------------------------
CASH AND EQUIVALENTS AT BEGINNING OF
 PERIOD                                          142,300           1,051,325
                                               -----------------------------
CASH AND EQUIVALENTS AT END OF PERIOD          $ 227,513          $  459,404
                                               =============================

                            SEE ACCOMPANYING NOTES.

                          Ophthalmic Imaging Systems

                    Notes to Condensed Financial Statements

             Three Month Periods ended November 30, 1997 and 1996

                                  (Unaudited)


NOTE 1.  BASIS OF PRESENTATION

THE ACCOMPANYING UNAUDITED CONDENSED BALANCE SHEET AS OF NOVEMBER 30, 1997, CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTH PERIODS ENDED NOVEMBER 30, 1997 AND 1996 AND THE CONDENSED STATEMENTS OF CASH FLOWS FOR THE THREE MONTH PERIODS ENDED NOVEMBER 30, 1997 AND 1996 HAVE BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FOR INTERIM FINANCIAL INFORMATION AND WITH THE INSTRUCTIONS TO FORM 10-QSB AND ITEM 310(B) OF REGULATION S-B. ACCORDINGLY, THEY DO NOT INCLUDE ALL OF THE INFORMATION AND FOOTNOTE DISCLOSURES REQUIRED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES FOR COMPLETE FINANCIAL STATEMENTS. IT IS SUGGESTED THAT THESE CONDENSED FINANCIAL STATEMENTS BE READ IN CONJUNCTION WITH THE AUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED IN THE REGISTRANT'S (THE COMPANY'S) ANNUAL REPORT FOR THE FISCAL YEAR ENDED AUGUST 31, 1997 ON FORM 10-KSB. IN THE OPINION OF MANAGEMENT, THE ACCOMPANYING CONDENSED FINANCIAL STATEMENTS INCLUDE ALL ADJUSTMENTS, CONSISTING ONLY OF NORMAL RECURRING ADJUSTMENTS, NECESSARY FOR A FAIR PRESENTATION OF THE COMPANY'S FINANCIAL POSITION AND RESULTS OF OPERATIONS FOR THE PERIODS PRESENTED. THE RESULTS OF OPERATIONS FOR THE PERIOD ENDED NOVEMBER 30, 1997 ARE NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS FOR THE FULL YEAR.

CERTAIN AMOUNTS IN THE FISCAL 1997 FINANCIAL STATEMENTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE PRESENTATION IN THE FISCAL 1998 FINANCIAL STATEMENTS.

NOTE 2.  NET LOSS PER SHARE

NET LOSS PER SHARE IS COMPUTED USING THE WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING. COMMON EQUIVALENT SHARES FROM STOCK OPTIONS AND WARRANTS ARE EXCLUDED FROM THE COMPUTATION OF NET LOSS PER SHARE BECAUSE THEIR EFFECT IS ANTIDILUTIVE.

                          Ophthalmic Imaging Systems

                    Notes to Condensed Financial Statements

             Three Month Periods ended November 30, 1997 and 1996

                                  (Unaudited)


NOTE 3.  LINE OF CREDIT

IN APRIL 1995, THE COMPANY ENTERED INTO A REVOLVING LINE OF CREDIT AGREEMENT (THE "CREDIT AGREEMENT") WITH A BANK (THE "BANK") WHICH, AFTER SEVERAL AMENDMENTS, EXPIRED ON NOVEMBER 7, 1997. THE MAXIMUM AMOUNT AVAILABLE UNDER THE TERMS OF THE CREDIT AGREEMENT WAS $750,000 AND WAS BASED UPON ELIGIBLE OUTSTANDING ACCOUNTS RECEIVABLE BALANCES. BORROWINGS UNDER THE CREDIT AGREEMENT BORE INTEREST AT THE BANK'S PRIME LENDING RATE PLUS THREE PERCENT AND WERE SECURED BY VIRTUALLY ALL ASSETS OF THE COMPANY. THE CREDIT AGREEMENT ALSO CONTAINED CERTAIN RESTRICTIVE COVENANTS WHICH PROVIDED FOR, AMONG OTHER THINGS, CERTAIN WORKING CAPITAL AND NET WORTH BALANCE AND RATIOS. THE CREDIT AGREEMENT WAS SUBSEQUENTLY CONVERTED TO A FULL RECOURSE ACCOUNTS RECEIVABLE CREDIT AGREEMENT.

ON NOVEMBER 18, 1997, THE COMPANY ENTERED INTO AN ACCOUNTS RECEIVABLE CREDIT AGREEMENT (THE "AGREEMENT") WITH THE BANK, AND ALL AMOUNTS OUTSTANDING UNDER THE CREDIT AGREEMENT WERE CONSIDERED TO BE THE INITIAL ADVANCE UNDER THE AGREEMENT. THE AGREEMENT ALLOWS FOR UP TO AN 80% ADVANCE RATE ON ELIGIBLE ACCOUNTS RECEIVABLE BALANCES, AND THE MAXIMUM BORROWING BASE UNDER THE AGREEMENT IS $1.2 MILLION. THE BANK HAS FULL RECOURSE AGAINST THE COMPANY AND THE AGREEMENT EXPIRES IN NOVEMBER 1998. BORROWINGS UNDER THE AGREEMENT BEAR INTEREST AT THE BANK'S PRIME LENDING RATE PLUS 4%. IN ADDITION, THE BANK WILL CHARGE MONTHLY AN ADMINISTRATIVE FEE EQUAL TO THE GREATER OF 1/2% OF THE AVERAGE DAILY BALANCE
FOR THE MONTH OR $1,200. UNDER THE TERMS OF THE AGREEMENT, BORROWINGS ARE SECURED BY SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS.

NOTE 4.  PRIVATE PLACEMENT

IN NOVEMBER 1995, THE COMPANY COMPLETED A PRIVATE PLACEMENT OF 1,368,421 SHARES OF ITS COMMON STOCK WITH DETACHABLE WARRANTS. THE NET PROCEEDS FROM THIS OFFERING WAS APPROXIMATELY $1,075,000. ALONG WITH EACH SHARE OF COMMON STOCK ISSUED, THE PURCHASERS WERE GIVEN AN "A WARRANT" AND "B WARRANT" TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK. THE A AND B WARRANTS PER SHARE EXERCISE PRICES WERE $1.25 AND $1.75, RESPECTIVELY. THE A AND B WARRANTS EXPIRED ON FEBRUARY 19, 1997 AS AMENDED AND NOVEMBER 21, 1997, RESPECTIVELY.

THE PRIVATE PLACEMENT UNDERWRITER WAS ISSUED A WARRANT TO PURCHASE 250,000 SHARES OF THE COMPANY'S COMMON STOCK AT $.95 PER SHARE. THE NUMBER OF SHARES EXERCISABLE AS WELL AS THE PER SHARE EXERCISE PRICE ARE SUBJECT TO ADJUSTMENT UPON THE OCCURRENCE OF CERTAIN EVENTS. THIS WARRANT EXPIRES ON NOVEMBER 21, 1999. IN ADDITION, THE UNDERWRITER WILL RECEIVE AS A COMMISSION, 10% OF THE PROCEEDS RECEIVED BY THE COMPANY UPON EXERCISE OF THE A AND B WARRANTS DESCRIBED ABOVE.

                          Ophthalmic Imaging Systems

                    Notes to Condensed Financial Statements

             Three Month Periods ended November 30, 1997 and 1996

                                  (Unaudited)


NOTE 5.  NONSTATUTORY STOCK OPTION PLAN

IN OCTOBER 1997, THE COMPANY'S BOARD OF DIRECTORS APPROVED THE 1997 NONSTATUTORY STOCK OPTION PLAN (THE "PLAN") UNDER WHICH ALL OFFICERS, EMPLOYEES DIRECTORS AND CONSULTANTS MAY PARTICIPATE. THE PLAN EXPIRES IN OCTOBER 2002. OPTIONS GRANTED UNDER THE PLAN ARE NON-QUALIFIED STOCK OPTIONS AND WILL HAVE A TERM OF NOT LONGER THAN TEN (10) YEARS FROM THE DATE OF GRANT, UNLESS OTHERWISE SPECIFIED IN THE OPTION AGREEMENT. THE EXERCISE PRICES UNDER THE PLAN WILL GENERALLY BE AT 100% OF THE FAIR MARKET VALUE OF THE COMPANY'S COMMON STOCK ON THE DATE OF GRANT. THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK WHICH MAY BE OPTIONED AND SOLD UNDER THE PLAN IS 1,000,000, OF WHICH 861,500 OPTIONS REMAINED AVAILABLE FOR GRANTING AS OF NOVEMBER 30, 1997. AS OF NOVEMBER 30, 1997, STOCK OPTIONS TO PURCHASE 138,500 SHARES AT EXERCISE PRICES OF $1.09 WERE GRANTED AND OUTSTANDING UNDER THE PLAN AND NONE OF THE GRANTED OPTIONS WERE EXERCISED.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements give effect to Premier's cumulative purchases through February 26, 1998 of 51% of OISI's outstanding common shares, accounted for as a purchase business combination. The pro forma condensed combined statements of operations for the year ended March 31, 1997 and the nine month period ending December 31, 1997 have been prepared as if the acquisition had occurred on April 1, 1996. The pro forma condensed combined balance sheet as of December 31, 1997 has been prepared as if the acquisition had occurred on December 31, 1997. Premier's condensed financial information included in these pro forma condensed combined financial statements was derived from the unaudited pro forma condensed combined financial information included in its Form 8-K/A filed on November 14, 1997. Accordingly, Premier's condensed statements of operations included in these pro forma condensed combined statements of operations for the year ended March 31, 1997 and for the nine months ended December 31, 1997 give effect to Premier's September 30, 1997 acquisition of EyeSys Technologies, Inc. as if it had occurred on April 1, 1996 and April 1, 1997, respectively.

    The unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent Premier's preliminary determination of the necessary adjustments and are based upon certain assumptions Premier considers reasonable under the circumstances. Final amounts may differ from those set forth below.

     The unaudited pro forma financial information presented does not consider any future events which may occur. The unaudited pro forma financial information presented does not attempt to quantify any operating expense synergies or cost reductions of the combined operations of Premier and OISI that may be realized. Nor does the unaudited pro forma financial information consider the incremental expense, capital or conversion costs which may be incurred.

     THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE ACQUISITION BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF PREMIER FOLLOWING THE ACQUISITION.

     The unaudited pro forma condensed financial information should be read in conjunction with the consolidated financial statements of Premier and the financial statements of OISI and the related notes thereto contained in (i) Premier's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended, and (ii) OISI's audited financial statements for the fiscal years ended August 31, 1997, 1996 and 1995 included in this Form 8-K, and (iii) Premier's Form 8-K/A filed on November 14, 1997.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                          PREMIER LASER SYSTEMS, INC.


                                                        As of December 31, 1997 (1)
                                       ------------------------------------------------------------------
                                                                                             Pro Forma
                                                                          Pro Forma          Condensed
                                       Premier Laser     OISI            Adjustments         Combined (3)
                                       -------------  ----------         -----------        -------------
        ASSETS
Current Assets:
 Cash and cash equivalents             $  7,482,315  $   227,513     $ (2,479,488) (2)      $  5,230,340
 Short-term investments                   9,737,929            -                -              9,737,929
 Restricted cash                          2,150,000            -                -              2,150,000
 Accounts receivable, net                 8,155,927    1,662,224                -              9,818,151
 Inventories                              6,817,980      936,309                -              7,754,289
 Prepaid expenses and other
  current assets                          3,529,982       60,073                -              3,590,055
                                       ------------  -----------     ------------           ------------
   Total Current Assets                  37,874,133    2,886,119       (2,479,488)            38,280,764
                                       ------------  -----------     ------------           ------------
 Property and equipment,
  net                                     1,282,856      369,849                -              1,652,705
 Intangibles, net                         9,357,723            -        1,581,000 (2)         10,938,723
 Goodwill                                 5,297,661            -           57,000 (2)          5,354,661
 Other assets                             1,152,641        9,216         (882,642)(4(a))         279,215
                                       ------------  -----------     ------------           ------------
                                       $ 54,965,014  $ 3,265,184     $ (1,724,130)          $ 56,506,068
                                       ============  ===========     ============           ============

   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                      $  3,151,051  $   687,326     $         -            $  3,838,377
 Line of credit                           1,935,529      397,932               -               2,333,461
 Accrued compensation and
  related costs                             496,175      333,337               -                 829,512
 Accrued liabilities                      2,351,796    1,546,791         835,320 (2)           4,733,907
 Notes payable and current
  portion of capital lease
  obligations                               204,301          700               -                 205,001
                                       ------------  -----------     ------------           ------------
   Total current liabilities              8,138,852    2,966,086         835,320              11,940,258
                                       ------------  -----------     ------------           ------------

Long-term liabilities:
 Capital lease obligations                  169,933            -               -                 169,933
 Minority interest in
  consolidated subsidiary                         -            -          146,558 (4(b))         146,558
                                       ------------  -----------     ------------           ------------
   Total long-term liabilities              169,933            -          146,558                316,491
                                       ------------  -----------     ------------           ------------


Commitments and contingencies

Shareholders' equity
 Common stock                            69,561,989   10,278,615      (10,033,525)(2)(4(c))   69,807,079
 Common stock-Class E-1                   4,769,878            -                -              4,769,878
 Common stock-Class E-2                   4,769,878            -                -              4,769,878
 Class A warrants                         2,295,328            -                -              2,295,328
 Class B warrants                         1,491,797            -                -              1,491,797
 Warrants to purchase Class A
  common stock                              192,130            -                -                192,130
 Deferred compensation                            -     (312,213)         312,213 (4(c))               -
 Accumulated deficit                    (36,424,771)  (9,667,304)       7,015,304 (2)(4(c))  (39,076,771)
                                       ------------  -----------     ------------           ------------
   Total shareholders' equity            46,656,229      299,098       (2,706,008)            44,249,319
                                       ------------  -----------     ------------           ------------
                                       $ 54,965,014  $ 3,265,184     $ (1,724,130)          $ 56,506,068
                                       ============  ===========     ============           ============

   See notes to Unaudited Pro Forma Condensed Combined Financial Statements

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          PREMIER LASER SYSTEMS, INC.


                                                Pro Forma Nine Months Ended December 31, 1997 (1)
                                          --------------------------------------------------------------------
                                                                                                  Pro Forma
                                                                              Pro Forma           Condensed
                                            Premier Laser         OISI       Adjustments          Combined (3)
                                          -----------------    -----------   -----------         -------------
Net sales                                      $ 13,407,609    $ 5,357,840    $        -          $ 18,765,449
Cost of sales                                     7,810,533      4,083,260             -            11,893,793
                                               ------------    -----------    ----------          ------------
Gross profit                                      5,597,076      1,274,580             -             6,871,656

Selling and marketing expenses                    4,110,067      1,374,040                           5,484,107
Research and development expenses                 2,288,182        785,034        22,950 (2)         3,096,166
General and administrative expenses               3,662,819        880,412       126,303 (2)         4,669,534
In-process research and development
 related to EyeSys Technologies, Inc.             9,200,000              -             -             9,200,000
 acquisition
Merger related and integration costs              2,146,912              -             -             2,146,912
                                               ------------    -----------    ----------          ------------
    Loss from operations                        (15,810,904)    (1,764,906)     (149,253)          (17,725,063)

Interest income (expense), net                      401,929        (48,684)            -               353,245
Other income (expense), net                       1,263,212              -             -             1,263,212
Minority interest in net loss of
 consolidated subsidiary                                  -              -       888,659 (4(d))        888,659
                                               ------------    -----------    ----------          ------------
    Net income (loss)                          $(14,145,763)   $(1,813,590)   $  739,406          $(15,219,947)
                                               ============    ===========    ==========          ============

Net loss per share                             $      (1.22)   $     (0.48)                       $      (1.31)
                                               ============    ===========                        ============

Shares used in the computation of
 net loss per share                              11,550,210      3,810,604                          11,577,232
                                               ============    ===========                        ============

   See notes to Unaudited Pro Forma Condensed Combined Financial Statements

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          PREMIER LASER SYSTEMS, INC.

                                                  Pro Forma Year Ended March 31, 1997 (1)
                                       ---------------------------------------------------------
                                                                                     Pro Forma
                                         Premier                    Pro Forma        Condensed
                                          Laser         OISI       Adjustments      Combined (3)
                                       -----------   -----------   -----------      ------------
Net sales                              $13,628,641   $ 5,963,625    $       -       $ 19,592,266
Cost of sales                            8,880,761     4,057,852            -         12,938,613
                                       -----------   -----------    ---------       ------------

Gross profit                             4,747,880     1,905,773            -          6,653,653

Selling and marketing expenses           6,444,437     1,622,063            -          8,066,500
Research and development expenses        2,786,237       975,612       30,600(2)       3,792,449
General and administrative expenses      3,665,213       892,277      168,404(2)       4,725,894
Write off of investment in Mattan
  Corporation                              881,010             -            -            881,010
Termination of strategic alliance
  with IBC                                 331,740             -            -            331,740
In-process research and development
  acquired in the Data.Site
  acquisition                              250,000             -            -            250,000
                                       -----------   -----------    ---------       ------------

    Loss from operations                (9,610,757)   (1,584,179)    (199,004)       (11,393,940)

Interest income (expense), net            (227,529)     (226,887)           -           (454,416)
Minority interest in net loss of
  consolidated subsidiary                        -             -      887,422(4(d))      887,422
                                       ------------   -----------    ---------       ------------
    Net income (loss)                  $(9,838,286)  $(1,811,066)   $ 688,418       $(10,960,934)
                                       ===========   ===========    =========       ============

Net loss per share                     $     (1.39)  $     (0.58)                   $      (1.54)
                                       ===========   ===========                    ============

Shares used in the computation of
  net loss per share                     7,069,994     3,107,293                       7,097,016
                                       ===========   ===========                    ============

   See notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         Notes To Unaudited Pro Forma
                    Condensed Combined Financial Statements


1.   Basis of Presentation

     Premier's condensed combined financial information included in these pro forma condensed combined financial statements was derived from the unaudited pro forma condensed combined financial information included in its Form 8-K/A filed on November 14, 1997. Accordingly, Premier's condensed statements of operations included in these pro forma condensed combined statements of operations for the year ended March 31, 1997 and for the nine months ended December 31, 1997 give effect to Premier's September 30, 1997 acquisition of Eyesys Technologies, Inc. as if it had occurred on April 1, 1996 and April 1, 1997, respectively.

     The unaudited pro forma condensed financial information gives effect to Premier's cumulative purchases through February 26, 1998 of 51% of OISI's voting common stock, accounted for as a purchase business combination. Accordingly, the pro forma financial information reflects the combination of OISI's balances, the allocation of the excess purchase price over the amount paid for Premier's 51% ownership interest (see Note 2) and a 49% minority interest in OISI's net losses and net assets.

     OISI's condensed financial information included in these pro forma condensed combined financial statements was derived from its historical financial statements which are based on a fiscal year ending August 31. Accordingly, the results of operations for OISI included in the unaudited pro forma condensed combined statements of operations for the year ended March 31, 1997 and the nine month period ended December 31, 1997 were derived from OISI's historical financial statements for the twelve months ended February 28, 1997 and the nine months ended November 30, 1997; and, the balance sheet amounts included in the unaudited pro forma condensed combined balance sheet at December 31, 1997 were derived from OISI's historical balance sheet at November 30, 1997.

2.   Purchase Business Combination

     Premier's aggregate purchase price for 51% of the outstanding common shares of OISI amounted to $4,442,000 and consisted of cash of $3,362,000 (of which $883,000 was paid prior to December 31, 1997), 27,022 shares of Premier common stock valued at $245,000 and estimated related expenses of $835,000. For purposes of allocating the purchase price, the carrying values of OISI's recorded assets and liabilities were assumed to represent their fair values. The excess of Premier's purchase price over its 51% share of the carrying value of OISI's net assets amounted to $4,290,000 and has been preliminarily allocated to the following intangible assets in the pro forma condensed financial statements on the basis of 51% of the estimated fair values:

           In process research and development                 $2,652,000
                                                               ==========
           Developed technology (five year life)               $  153,000
           Assembled work force (five year life)                  357,000
           Trade names and trademark (thirteen year life)         561,000
           Customer related intangible assets (ten year life)     510,000
                                                               ----------
                                                               $1,581,000
                                                               ==========
           Goodwill (twenty year life)                         $   57,000
                                                               ==========

     The amount allocated to in process research and development was determined in part by independent appraisal and is expected to be expensed entirely in the quarter ending March 31, 1998. The amount is reflected in the pro forma condensed combined balance sheet as a direct charge to the accumulated deficit at December 31, 1997.

     The amounts and lives above represent Premier management's preliminary determinations and are based on certain assumptions considered by management to be reasonable under the circumstances. Final amounts may differ.

                         Notes to Unaudited Pro Forma
              Condensed Combined Financial Statements (continued)


     The pro forma condensed combined statements of operations include the following amounts to reflect the amortization of the aforementioned intangible assets for the periods indicated:

                                           Nine-months ended       Year ended
                                           December 31, 1997     March 31, 1997
                                           -----------------     --------------
          Developed technology                  $ 22,950            $ 30,600
                                                ========            ========

          Assembled workforce                   $ 53,550            $ 71,400
          Customer-related intangible             38,250              51,000
          Trademarks and trade names              32,365              43,154
          Goodwill                                 2,138               2,850
                                                --------            --------
                                                $126,303            $168,404
                                                ========            ========

3.   Contingent Consideration

     In connection with Premier's purchase of 980,360 shares of OISI common stock, 1,960,720 warrants to purchase additional shares of Premier common stock were issued. The warrants become exercisable in two equal increments in 1998 and 1999 only in the event that net sales of qualified products, as defined, exceed certain defined amounts for each period. In the event that the sales targets are achieved for both years, additional purchase price of $490,000 would be recorded as an increase to goodwill. The unaudited pro forma condensed combined financial statements do not include adjustments for the contingent consideration. The effect of including the contingent consideration in the purchase allocation would not be material to pro forma total assets, pro forma amortization expense, pro forma net loss, or pro forma net loss per share for the nine months ended December 31, 1997 and the year ended March 31, 1997.

4.   Pro Forma Combination Eliminations and Minority Interest

     The following pro forma adjustments were made to reflect the combination of OISI's balances with Premier's and the 49% minority interest in OISI's net assets and net losses:

     (a) Reflects the elimination of Premier's existing investment in OISI at December 31, 1997.

     (b) Reflects the 49% minority interest in OISI's net assets at December 31, 1997.

     (c) Reflects the elimination of the equity of OISI upon the consolidation with Premier.

     (d)  Reflects the 49% minority interest in the net loss of OISI.

                         Notes to Unaudited Pro Forma
              Condensed Combined Financial Statements (continued)


5.  Net Loss Per Common Share

       In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share. Statement No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes the dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement No. 128 requirements. The pro forma condensed combined shares used in the computation of net loss per share have been increased by 27,022 shares of Premier common stock (See Note 2).

                               INDEX TO EXHIBITS

Exhibit 99.1 Stock Purchase Agreement dated February 25, 1998 between Premier and Ophthalmic.

Exhibit 99.2   Form of Class C Warrant.

Exhibit 99.3   Form of Class D Warrant.

Exhibit 99.4 Purchase Agreement dated February 25, 1998 between Premier and Mark S. Blumenkranz, M.D. and Recia Blumenkranz, M.D.

Exhibit 99.5   Class C Warrant dated February 25, 1998 issued by Premier to Mark
               S. Blumenkranz, M.D. and Recia Blumenkranz, M.D.

Exhibit 99.6   Class D Warrant dated February 25, 1998 issued by Premier to Mark
               S. Blumenkranz, M.D. and Recia Blumenkranz, M.D.

Exhibit 99.7 Registration Rights Agreement dated February 25, 1998 between Premier and Mark S. Blumenkranz, M.D. and Recia Blumenkranz, M.D.

Exhibit 99.8 Purchase Agreement dated February 25, 1998 between Premier and Stanley Chang, M.D.

Exhibit 99.9 Class C Warrant dated February 25, 1998 issued by Premier to Stanley Chang, M.D.

Exhibit 99.10 Class D Warrant dated February 25, 1998 issued by Premier to Stanley Chang, M.D.

Exhibit 99.11 Registration Rights Agreement dated February 25, 1998 between Premier and Stanley Chang, M.D.

Exhibit 99.12 Purchase Agreement dated February 25, 1998 between Premier and JB Oxford & Company.

Exhibit 99.13 Class C Warrant dated February 25, 1998 issued by Premier to JB Oxford & Company.

Exhibit 99.14 Class D Warrant dated February 25, 1998 issued by Premier to JB Oxford & Company.

Exhibit 99.15 Series C Warrant Certificate dated November 21, 1995 issued by Ophthalmic to JB Oxford & Company.

Exhibit 99.16 Consent to Transfer of Warrant dated February 25, 1998 between Ophthalmic and Premier.

Exhibit 99.17 Warrant Agreement dated November 21, 1995 between Ophthalmic and JB Oxford & Company.

Exhibit 99.18 Registration Rights Agreement dated February 25, 1998 between Premier and JB Oxford & Company.

Exhibit 99.19  Premier press release dated February 26, 1998.

Exhibit 99.20  Premier press release dated February 27, 1998.

Exhibit 99.21  Consent of Ernst & Young LLP, Independent Auditors to
               Ophthalmic.





                                      I-2